Summary Translation of
Maximum Pledge Contract

Note:  This is not a comprehensive translation.

Pledgee (Party A):  Shenzhen Futian Branch of Guangdong Development Bank
Legal Representative:  Liu Chunchen
Title:  Branch Manager

Pledgor (Party B):  Comtech Software Technology (Shenzhen) Company Limited
Legal Representative:  Henry Chiu
Title: Vice President, Finance

To assure the fulfillment of the debt obligation under the principal contract stipulated in Article 1 of this contract, Party B is willing to pledge rights listed on the Appendix I “List of Pledged Right” that it owns the legal right to dispose in favor of Party A.  Unless otherwise provided in this contract, the interpretation of the terms used herein follows the definitions in the principal contract.

Article 1.	Principal Contract

Credit Extension Agreement (No. OS/L011/09) and its amendments and supplements (including but not limited to the extended agreement. If there is an individual agreement under the principal agreement, such individual agreement is within the scope of the principal agreement) by and between the debtor of the principal contract and Party A of this contract, dated January 22, 2010.

Article 2.	Maximum Pledge Amount

The maximum pledge amount under this contract is the sum of the following two items:

1.	The maximum outstanding principal balance amount secured under this contract: RMB135 million

2.	All of the amount, fees and expenses stipulated in Article 4 of this contract

Article 3.	Pledged Right

1.	The pledged right is set forth in the “List of Pledged Right”.

2.
During the term of this contract, Party A is entitled to receive the fructus (including but not limited to the interest, stock dividend, allotment, stock distribution, permission fees of trademark and patent, and use fees of copyright) and ancillary right of the pledge under this contract and pledged rights listed on the “List of Pledged Right”.

3.	The substitution object of the pledge under this contract and the pledged right, including but not limited to the insurance policy, indemnity, compensation or the sales price of pledged right.

4.
The value of the pledged right set forth in the List of Pledged Right shall not be the basis for appraisal when Party A disposes the pledged right, and shall not constitute any limitation for Party A to exercise its pledge right.

Article 4.	Scope of Pledge

The scope of pledge includes the principal, interest, compound interest, punitive interest, penalties, indemnifications, fees for retention of the pledged property, all fees associated with exercising a claim and a pledge right (including but not limited to litigation fees, arbitration fees, attorneys fees, travel expenses, execution fees, security fees, appraisal fees, auction or sales fees, transfer fees, public announcement fees, and other fees) and any other payables.

Article 5.	Delivery and Retention of Certificate of Pledged Right

1.	After the execution of this contract, Party B shall deliver the certificate of pledged right and other relevant information to Party A, and retained by Party A.

2.
Party A shall properly retain the certificate of pledged right. If Party A cannot properly retain the certificate of pledged right and may cause the extinguishment or diminishment of the pledged right, Party B may request Party A to deposit the pledged right. The relevant fees for deposit shall be assumed by Party B.

3.
In the event the value of pledged right is evidently reduced due to causes not to attributable to Party A, and such reduction may cause damages to rights of Party A, Party A is entitled to requesting Party B to provide the corresponding security, or Party A is entitled to selling the pledged right through auctions or sales, and using the proceeds of auction or sales to repay the secured debts or to deposit such proceeds to the entities acceptable to Party A or the neutral entities located in the venue Party A resides.

Article 6.	Registration of Pledged Right

If the pledge needs to be registered in accordance with laws, _____ days after the execution of this contract, Party B and Party A shall conduct the registration procedure at the competent registration authority.

In the event the registration of pledge changes, and such change shall be registered in accordance with laws, Party B and Party A shall conduct the change registration at the competent registration authority within _____ days upon the occurrence of change.

The fructus and the ancillary right of the pledged right automatically become the pledged right under this contract, both parties shall conduct the pledge registration within _____ days upon the occurrence of such fructus and ancillary right, if the competent registration authority requests such fructus and ancillary right to be registered.

Article 7.	Insurance (Not Applicable)

Article 8.	Realization of Pledged Right

1.
With a written consent of Party A, Party B may transfer the pledged right to a third party or permit a third party to use the pledged right under this contract, the proceeds of transfer or permission shall be used to earlier repay the secured debts or be deposited to a third party acceptable to Party A.

2.
If the pledged right has a pre-arranged date of cash-in or picking-up, if the date of cash-in or picking-up is prior to the date of repayment, Party A may cash in or take delivery of goods, and use the proceeds of cash-in or the goods delivered to earlier repay the secured debts or to deposit such proceeds and goods to a third party acceptable to Party A. The fees of deposit shall be assumed by Party B.

3.
Upon the maturity of debt-fulfillment, in the event the debtor cannot timely repay debts and causes the pledged right to be attached or seized by the People’s Court, Party A is entitled to obtaining the fructus naturales or fructus civiles of the pledged right commencing the date of attachment or seizure; such fructus naturales or fructus civiles shall be used to set off the expenses for obtaining fructus, then the remaining shall be used to earlier repay the secured debt or be deposited to a third party acceptable to Party A.

4.	In the event any of the following events occurs, Party A is entitled to earlier disposal of the pledged right, and the priority to use the proceeds of disposal to repay the debt.

(1)	The principal contract is rescinded in accordance with the principal contract or laws;

(2)	The debt shall be earlier repaid in accordance with the principal contract or other situations.

5.
In the event the debt is secured by both of properties and guarantees, if the debtor does not fulfill the debt due, or events set forth in this contract to exercise the pledge right occur, Party A has rights to opt to exercise the security on property or request the guarantor to fulfill its guarantee obligations.

Article 9.	Representations and Warranties

Party B hereby makes representations and warranties as below:

1.	Party B is legally incorporated and registered and has the right and ability to execute and perform this contract, and owns the legal ownership and right of disposal of the pledged right.

2.
Party B warrants that the pledged right does not co-owned by others, or if such right is co-owned by others, Party B has obtained the co-owners’ written consents. Party B promises to provide Party A with such written consents before the execution of this contract.

3.
Party B comprehends completely the content of the principal contract and the execution and fulfillment of this contract is based on genuine expression of intent of Party B and on the valid and effective authorization in accordance with the requirements of its articles of association or other internal management documents.

In case Party B is a third party and a company, the pledge provided has been approved by the board of directors, shareholders meeting or annual shareholder meeting in accordance with its articles of association.  If its articles of association has limit on the maximum total amount of pledges or the amount of each pledge, Party B warrants that the pledge under this contract does not exceed such limit set forth in the articles of association.

The execution and fulfillment of this contract will not constitute a violation of any contract, agreement or other legal documents that are binding to Party B.  Party B has obtained or will obtain all of necessary permissions, approvals, filings and registrations for the pledge under this contract.

4.	All the documents and materials provided by Party B to Party A are accurate, authentic, complete and valid.

5.	As of the date of the execution of this contract, Party B has not concealed any security already assumed on the pledged right.

6.	In the event a new pledge is placed on the pledged right, or the pledged right is involved in material lawsuits or arbitrations, Party B shall immediately inform Party A.

Article 10.	Contracting Negligence

After the contract is executed, if Party B refuses or defers to register the pledge, or causes this contract void and the pledge ineffective, Party B constitutes contracting negligence. Party B shall be liable for any loss caused by such negligence and indemnify Party A against such loss.

Article 11.	Disclosure of Related Party Transaction (Not Applicable)

Article 12.	Rights and Obligations of Party A

1.
Upon the maturity of the fulfillment period of the principal contract, and the debtor does not repay the principal, interest and other expenses of the debt in accordance with the contract, Party A has the right to dispose the pledged right under this contract.

2.	Party A has the right to require Party B to adopt measures to protect the pledged right from infringement of a third party.

3.
In the event Party B pledges equity interests to Party A, Party A has the right to know and inquire the business operation of such company, and has the right to attend meetings of the board of directors or shareholder meetings, or to be present to such meetings.

4.	Party A is obligated to properly retain the certificate of pledged right.

5.	During the term of this contract, if the principal debt is legally transferred, Party A shall immediately inform Party B.

6.
In the event the debtor of principal contract repays the debt upon the maturity or earlier repays the debt prior to its maturity, Party A shall return the certificate of pledged right and other relevant materials to Party B.

7.	Other rights and obligations Party A shall be entitled to or assume in accordance with this contract or laws.

Article 13.	Rights and Obligations of Party B

1.
After this contract becomes effective, if Party A legally transfers the principal debt to a third party, the pledge under this contract is transferred accordingly, Party B shall continue to assume the security liability within the original scope of this pledge.

2.
Except for the situation that the security liability (excluding the agreed interest adjustment) of Party B, Party A and the debtor under the principal contract may change other provisions of the principal contract without obtaining consents of Party B, and liabilities of Party B in regard to the pledge shall not be reduced or waived.

3.
In the event Party B obtains indemnifications or compensations due to the third party’s indemnifications or the State’s levy compensations, such indemnifications and compensations shall be deemed the substitution objects of the pledged right, and to be used to earlier repay debts to Party A or be deposited to the relevant authorities. The part of pledge right, of which value does not decrease shall remain to be the security of the debt.

4.
In the event Party B pledged a banker’s draft, check, promissory note, debenture, deposit, warehouse receipt, bill of lading, on which date of cash-in or picking-up was specified, Party B shall not report the loss of the aforesaid during the term of the pledge and shall send written notice to inform the relevant banks, issuers, custodians and other relevant parties.

5.	Without an approval of Party A, Party B shall not transfer or approve others to use the pledged right under this contract.

6.	After this contract becomes effective, if Party B conducts split, merger, shareholding reform, and other changes, it shall properly fulfill the security obligations under this contract.

7.	In the event the pledge right of Party A is or may be infringed by any third party, Party B shall inform Party A to avoid the infringement.

8.	In the event any of the following events occur, Party B shall notify Party A in writing immediately:

(1)	The business operation changes, for instance, conducting contractual operations, lease, joint operations, merger, split, shareholding reform and joint cooperation with foreign companies;

(2)	The business scope changes; the registered capital increases or decreases and the shareholding changes;

(3)	Involvement in material economic disputes or lawsuits;

(4)	The ownership of pledged right is in dispute;

(5)	Bankruptcy, cessation of business operations, dissolution, being ordered to close business for reorganization, the business license to be canceled;

(6)	The address, phone number and legal representative changes;

(7)	Occurrences of other events, which Party A shall be notified.

9.
Party B confirms that during the term of the pledge if Party B does not inform Party A with regard to the changes of its name, legal representative and address, all documents, which Party A sends to Party B according to the contact information set forth in this contract shall be deemed delivered.

10.	After the debtor of the principal contract repays all of debts under the principal contract, Party B has the right to request Party A to return the certificate of pledged right and relevant materials.

11.	Other rights and obligations Party B shall be entitled to or assume in accordance with this contract or laws.

Article 14.	Expenses

Article 15.	Event of Default

The occurrence of any of the following events constitutes a default of Party B:

1.	Party B violates the provisions of this contract to transfer or dispose the pledged right, in part or in whole;

2.	Party B prevents Party A from disposing the pledged right in accordance with laws and this contract;

3.	Party B does not provide Party A with the corresponding security as requested upon the occurrence of the decrease of value or ruin of pledged right;

4.	The representations of Party B under this contract is untrue, or Party B violates the warranties under this contract;

5.	Party B violates other covenants under this contract;

6.	Cessation of operation of Party B or its dissolution, dismantlement or bankruptcy;

7.	Party B breaches the other contracts entered into with Party A or with other entities of Guangdong Development Bank Co., Ltd.

If any of events of default occurs, Party A is entitled to taking any or all of the following actions:

1.	To request Party B to cure the default in time,

2.	To decrease, cease or terminate the credit line extended to Party B in whole or in part;

3.
To cease or terminate the business applications of Party B under this contract or under other contracts by and between Party A and Party B in whole or in part; to cease or terminate the issuance of loans that have not been issued, or the trade finance that has not been handled in whole or in part;

4.	To accelerate the payment of all principal and interest outstanding under other contracts by and between Party A and Party B, and such sums shall become immediately due;

5.	To terminate or cancel this contract and other contracts by and between Party A and Part B in whole or in part;

6.	To request Party B to indemnify Party A’s loss caused by the default;

7.	To exercise the pledge right;

8.	Other measures that Party A considers to be necessary.

Article 16.	Effectiveness, Change, Cancellation and Termination

1.
The contract becomes effective upon execution of the two parties, the pledge is established upon the delivery of certificate of pledged right; in the event the certificate of such right does not exist and the pledge needs to be registered, the pledge is established upon the registration of pledge. This contract terminates after the repayment of the principal under the principal contract and its associated interest, punitive interest, compound interest, penalties, indemnifications, fees for realizing claims and all other fees due.

2.	The contract, upon effectuation, is legally binding to each party’s legal successors and assigns.

3.	This contract, upon effectuation, shall not be changed or terminated by either party without the other party’s prior consent.

Article 17.	Notarization

Article 18.	Status of This Contract

Article 19.	Governing Law and Dispute Resolution

Governing Law: the laws of the People’s Republic of China

Dispute Resolution: through negotiations. In the event the both parties fail to reach agreements through negotiation, both parties hereby agree to use the same dispute resolution set forth in the principal contract.

During the period of resolving dispute, if the dispute does not affect the performance of other provisions of this contract, then such provisions shall continue to be performed.

Article 20.	Special Statement

1.
Party B acknowledges that all the provisions under this contract have been thoroughly negotiated among all parties; that it understands all of the contents of the contract; that the contract does not contain circumstances that limit or waive its liabilities and that it has not disputes with any of the provisions.

2.
Party B authorizes that Party A may submit all of credit information during the term of loans (or credit lines) to the Credit Reference Center of the People’s Bank of China or other competent authorities, and that Party A may look up the aforesaid information submitted to such institutions.

Article 21.	Miscellaneous

Article 22.	Other Covenants

Party A:  Shenzhen Futian Branch of Guangdong Development Bank
Legal Representative/ Authorized Person:  Liu Chunchen (with the signature and seal)
Date: January 22, 2010

Party B:  Comtech Software Technology (Shenzhen) Company Limited
Legal Representative/ Authorized Person:  Henry Chiu (with the signature and seal)
Date: January 22, 2010